Dynamic Aerospace Systems Revolutionizing Autonomous Flight and Logistics


AEROSPACE
FA3RFTPRFX

Explore how Dynamic Aerospace Systems is transforming the UAV and logistics industries with its innovative autonomous drone technologies.

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and involve risks, uncertainties, and other factors that may cause actual results to differ materially. Statements include, but are not limited to, growth strategies, market opportunities, partnerships, product development, financial outlook, and NYSE uplisting plans. These statements are not guarantee of future performance. See 'Risk Factors' in our SEC filings, including our Form S-1, for additional information. We undertake no obligation to update forward-looking statements except as required by law.

Meeting Overview

- Review of Q2 2025 Financial Performance
- Progress on Dynamic Aerospace Systems Manufacturing Division
- Updates on Dynamic Deliveries: Autonomous Logistics Division
- Global Expansion and Strategic Partnership Developments
- NYSE Listing Preparation

Q2 2025 Financial Overview

- **Revenue: $0**
- Operating Expenses: $364,146
- Net Loss: -$609,870
- Total Assets: $15.99M
- Stockholders' Equity: $15.41M
- Working Capital Deficit: -$559k

DYNAMIC
AEROSPACE
SYSTEMS®

What we are building and where we are going!

1. Adding to our Talent and IP
2. Building Better Partnerships
3. Enhancing Our Technology
4. Military Grade UAV's
5. Designed and Manufactured in the USA!

Adding Talent

Ron Rich - Former VP of Honeywell Aerospace

Jorge Torres - VP Mexico for FedEx

Product Technician / Engineer

Two New Contract Engineering / Aerospace Firms

DYNAMIC AEROSPACE SYSTEMS®



Enhancing Our UAV's

Enhancing Our UAV's

US-1 MkII

New Flight System Capabilities

Enhanced Circuit Board Design for Easier Mfg

Expanded Sensor and Camera Intergartion






AEROSPACE
SYSTEMS



DYNAMIC
AEROSPACE
SYSTEMS®



Enhancing Our UAV's

G1-MkII

Enhanced Mfg Materials for Better Vibration Protection

Parachute Integration









Enhancing Our UAV's

Mitigator

Expanded Sensor Capabilites

Multi Spectrum Cameras

IR Sensors

Flow Sensor for Controlled Environments

Rugeddness Ready Platform

Carbon Fiber with Radial Design

Military Grade UAV's

Military Grade UAV's

Meet The Fortis Class of Military Grade UAV's By Dynamic Aerospace Systems

Overwatch
Base On The: G-1 MKIII (Hybrid VTOL)



Sentinel
Based On The US-1 MKII (Large Multi-Copter)



Breacher
Based On The Mitigator (CQB Multi-Copter)





Fortis UAV Mission Summary

Fortis is Latin for "Strong"

Overwatch

Platform Base: G1-MKII Long-range ISR/ISTAR & IVA/strategic overwatch

Sentinel

Platform Base: US-1 MKII (Large Multi-Copter)Mobile defense, convoy escort, and rapid DFR

Breacher

Platform Base: Mitigator (CQB Multi-Copter)Rapid intervention, CQB support & tactical delivery

USA Made Military UAV Systems

Fortis Class UAVs are mission-driven and purpose-built, serving as force multipliers

US Department of Defense

- **Increased Drone Production (July 15, 2025): The Department of Defense (DoD) announced plans to ramp up production and fielding of low-cost American-made drones to maintain battlefield superiority, collaborating with industry to enhance capabilities.**
- **$13.4 Billion for Autonomy and Unmanned Systems: The FY26 budget allocates $9.4 billion for unmanned aerial vehicles (UAVs),**
- **Drone Force Program (2025): The U.S. Army initiated a comprehensive "drone force" program in 2025, inspired by lessons from the Ukraine war, focusing on integrating small unmanned aerial systems (UAS), including FPV strike**

Building Better Relationships

Building Better Relationships

Drops Smart Hubs

- MOU - Signed May 2025
- European Assembly Partnership to Expand DAS UAV's into Europe
- JV Planned with exclusive distribution by Drops in EU markets (starting from GR)
- JV positions to target NATO/EU defense and public procurement opportunities

Building Better Relationships
Noon Fulfillment UAE



noon

- MOU - Signed June 2025
- DCAA & Noon Flight Operations Planning Underway
- Q1 2026 Flight Testing Planned
- Delivery Business Model Planned Post DCAA Flight Testing Q2 2026

Dynamic Deliveries

"*Autonomous Logistics in Motion*"





Dynamic Deliveries

A Division of Dynamic Aerospace Systems

Autonomous UAV technology has made remarkable advancements in recent years, revolutionizing the logistics industry. Dynamic Deliveries is at the forefront of this transformation, leveraging cutting-edge drone capabilities to streamline supply chain operations and deliver unparalleled efficiency, cost savings, and environmental sustainability.

Autonomous Logistics: The Future of Delivery

Comparison of key metrics for Dynamic Aerospace Systems autonomous logistics solutions


Delivery Time Reduction
45%
Cost Savings
28%
Emissions Reduction
79%
Reliability
83%

Dynamic Deliveries is on the Move!

- **Global Reach**

  Testing and expansion in Dubai UAE
  - DCAA Certification - VTC Testing Completed for G1
  - Working with DCAA to complete next Phase with US-1 for flight readiness and certification

- **Where we are focused**

  Medical and Health Care
  - With the medicine delivery market expected USD 2,687.7 Billion by 2030 our market is vast!
  - Regulation is moving to support this industry
  - Dynamic Deliveries is actively in the process of partnering with health care partners

  Online Retail
  - With the online retail delivery market reaching USD 1.09 trillion by 2029 there is a large opportunity for DD globally!

- **The Result**

  DD focuses on autonomous logistics for high-frequency, last-mile delivery in urban and semi-rural environments.




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Time Line of Events
and
NYSE Listing

Important Events and NYSE Timeline

ACP Purchas s Contro of BRQL

Phase I - Control and Aerospace Asset Acquisition

March 2025 NYSE Ticker Reservation
Ticker Symbol "DAS" Reserved

April 2025 Asset Acquisition
Vayu, IA and GAC

June 2025: AGP Investment Bank
Financial Services Agreeme for NYSE Listing

Phase II: Build the Capital Foundation and Asset Value

June 2025: Asset Audit Completed
Initiate SDR outreach

July 2025: $15M ELOC
Executed $15m ELOC with Platinum Point Capital

August 2025: Q2 Financials Filed With Acquisition Assets of $15m
Meets NYSE $4M Requirement

Phase III: Build Brand Value & List on NYSE

Sept - Nov 2025
Begin Stock & Corporate Awareness Campaign

Nov-Dec 2025
Add CFO and Additional Independent Board Members

NYSE LIsting

NYSE AMERICAN INITIAL LISTING STANDARDS

Required to meet one of the following:

	Standard 1	Standard 2	Standard 3	Standard 4a	Standard 4b
Pre-tax income[1]	$750,000	-	-	-	-
Market cap	-	-	$50MM	$75MM	-
Total assets and total revenue[1]	-	-	-	-	$75MM
Market value of public float	$3MM	$15MM	$15MM	$20MM	$20MM
Stockholders' equity	$4MM	$4MM	$4MM	-	-
Minimum price	$3	$3	$2	$3	$3
Operating history	-	2 years	-	-	-

And one of the following:

	Option 1	Option 2	Option 3
Public shareholders[2]	800	400	400
Public float[2]	500,000	1,000,000	500,000
Daily trading volume (6 months prior)	-	-	2,000 shares

Please see continued listing standards and NYSE American Company Guide for full details including governance standards

1. Requirement must be satisfied in either the last fiscal year or 2 out of 3 most recent fiscal years
2. Public shareholders and public float do not include shareholders or shares held directly or indirectly by any officer, director, controlling shareholder or other concentrated (i.e. 10 percent or greater), affiliated or family holdings.

We believe these strategic initiatives and ongoing advancements will drive significant value for our shareholders while positioning Dynamic Aerospace Systems as a pioneer in aerospace and logistics.

